FOURTH AMENDMENT

         This Fourth Amendment (the "Amendment"), with an effective date of October 17, 1994, is to the License Agreement dated February 9, 1990 between ELECTRONICS FOR IMAGING, INC. ("EFI") and MASSACHUSETTS INSTITUTE OF TECHNOLOGY ("MIT") (the "License Agreement").

         The parties hereby agree as follows:

1. Paragraph 1.7 of the License Agreement is amended to read in its entirety as follows:

         1.7 A "Licensed Product" shall mean any product, software, or system (including without limitation input and output devices, which include without limitation scanners and printers), and any circuitry, software or subassembly which has been added by LICENSEE to any input and/or output device when said product, system, software, circuitry or subassembly:

                  (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Product is made, used or sold; or

                  (b) is manufactured or is used by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Process is used or in which such product or part thereof is used or sold.

2. Paragraph 1.9 of the License Agreement is amended to read in its entirety as follows:

         1.9 "Net Sales" shall mean LICENSEE's billings for Licensed Products excluding input and output devices (which include without limitation scanners and printers) and Licensed Processes produced hereunder less the sum of the following:

                  (a)      discounts allowed in amounts customary in the trade;

                  (b)      sales,  tariff  duties,  value added taxes and/or use
                           taxes   directly   imposed  and  with   reference  to
                           particular sales;

                  (c)      outbound transportation prepaid or allowed;

                  (d)      amounts allowed or credited on returns; and

                  (e) billings for Licensed Products and Licensed Processes made and sold outside of the United States.

                  No  deductions   shall  be  made  for   commissions   paid  to
         individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when billed out or invoiced.

3. The provisions of Paragraph 2.2 of the License Agreement shall apply to sublicenses only when such sublicenses convey exclusivity in any field of use.

4. Paragraph 2.8 of the License Agreement is amended to read in its entirety as follows:

         2.8 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to M.I.T. of Articles II, VIII, IX, X and Paragraphs 13.6 and 15.4, if applicable to such sublicense, shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of such applicable Articles and Paragraphs to sublicense agreements.

5. The provisions of Section 15.4 shall not apply to any sublicense entered into between EFI and Apple Computer, Inc.

Agreed to for:

MASSACHUSSETS INSTITUTE                           ELECTRONICS FOR IMAGING,
OF TECHNOLOGY                                     INC.


By:  /s/ Lita Nelsen                              By:  /s/ Lawrence B. Levy
     --------------------------------                  -------------------------

Title:    Lita L. Nelsen, Director                Title:    Vice-Chairman & CFO
          TECHNOLOGY LICENSING OFFICE                       --------------------
          ---------------------------

Date:      27 October 1994                        Date:      October 27, 1994
          ---------------------------                       --------------------



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